UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 13, 2015

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

451 Florida Street, Baton Rouge, Louisiana	70801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code

(225) 388-8011

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02.	Results of Operations and Financial Condition.

As previously announced on January 20, 2015, as a result of the completion of its acquisition of Rockwood Holdings, Inc. (“Rockwood”), Albemarle Corporation (the “Company”) has realigned its global business units. The new structure aligns the Company’s strategic assets and businesses to be market-focused and allows it to more effectively leverage its combined resources on innovation and growth.

The new reporting structure will consist of three reportable operating segments, or global business units (“GBUs”): Chemetall Surface Treatment, Refining Solutions and Performance Chemicals. Chemetall Surface Treatment will continue to supply specialty chemicals with a focus on processes for the surface treatment of metals and plastics. Refining Solutions will consist of the Company’s Heavy Oil Upgrading and Clean Fuels Technologies businesses, delivering a robust portfolio of catalyst solutions that apply to the entire refinery process. Performance Chemicals will combine the Company’s lithium, aluminum alkyls and bromine businesses. The three businesses previously announced as targets for potential divestiture will be reported together, separately from the aforementioned GBU’s.

The new reporting structure is consistent with the manner in which information is presently used internally by the Company’s chief operating decision maker to evaluate performance and make resource allocation decisions. Each GBU has a dedicated team of sales, research and development, process engineering, manufacturing and sourcing, and business strategy personnel and has full accountability for improving execution through greater asset and market focus, agility and responsiveness.

The Company is furnishing this Current Report on Form 8-K to reflect certain historical annual and quarterly segment information for the two year period ending December 31, 2014, on a pro forma combined basis, corresponding with the Company’s new reporting structure following the acquisition and integration of the Rockwood business. A copy of this information is being furnished as Exhibit 99.1 hereto. The changes in reporting structure discussed above affect the manner in which the results of the Company’s reportable segments were previously reported and combine the business units from Rockwood into the current structure. This Current Report on Form 8-K does not reclassify or restate the Company’s previously reported consolidated financial statements for any period. It should be noted that Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, is included in this Current Report on Form 8-K. Additionally, the information presented in this Current Report on Form 8-K does not reflect events occurring after the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and should be read in conjunction with the Company’s previously filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the Company’s subsequent filings with the Securities and Exchange Commission.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

2.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Pro forma historical information, issued by the Company.

3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2015

ALBEMARLE CORPORATION

By:	/s/ Scott A. Tozier
Scott A. Tozier
Senior Vice President, Chief Financial Officer

4.

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Pro forma historical information, issued by the Company.

5.